SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

AVANTAIR, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note

Avantair, Inc. (the “Company”) is filing this Amendment No. 1 to its Definitive Proxy Statement (this “Amendment”) for the Company’s Annual Meeting of Stockholders to be held on January 19, 2011 (the “Annual Meeting”) to amend its Definitive Proxy Statement (the “Original Filing”) for its Annual Meeting, as filed with the Securities and Exchange Commission on December 17, 2010, to reflect changes in Proposal No. 3, related to an increase in the amount of shares available for awards granted pursuant to the Avantair, Inc. 2006 Long-Term Incentive Plan (the “Plan”). The information herein is also contained in a Form 8-K filed concurrently herewith.

The Original Filing proposed to amend the Plan to increase the shares available for awards granted thereunder by 4.0 million shares (calculated on a pre-reverse split basis). In response to feedback the Company has received from its stockholders, the Company has:

(i)	revised Proposal No. 3 to amend the Plan to increase the shares available for awards granted thereunder by only 2.0 million shares (calculated on a pre-reverse split basis). Currently, the maximum number of shares of Avantair’s common stock issuable in connection with the Plan may not exceed 1.5 million shares. If the revised Proposal No. 3 is approved by its stockholders, the total 3.5 million shares of stock issuable in connection with the Plan will be approximately 13.3% of our total outstanding common stock as of November 10, 2010 (calculated on a pre-reverse split basis);
(ii)	amended the Plan to provide that the committee of the Board established to administer the Plan may not, without the approval of its stockholders, (i) amend or modify any award granted under the Plan to reduce the exercise price of any stock option or stock appreciation right, (ii) cancel any outstanding stock option or stock appreciation right and replace it with a new stock option or stock appreciation right, another award or cash or (iii) take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares of Avantair’s common stock are listed or quoted;
(iii)	amended the Plan to provide that, in the case of performance units and other performance-based awards, the performance period with respect to which the achievement of performance goals shall be measured shall be no less than one year; and
(iv)	amended the Plan to provide that, unless otherwise provided in an award agreement, stock options, stock appreciation rights and restricted share and/or restricted stock unit awards will vest over a three-year period following the date of grant.

In addition, the Company has made certain other immaterial and administrative amendments. While the amendment to increase the number of shares available for awards under the Plan requires the approval of our stockholders, the other amendments to the Plan do not. The foregoing summary of the amendments is qualified in its entirety by reference to the full text thereof, a copy of which has been filed as an exhibit to the Company’s 8-K filed concurrently herewith.

Except as specifically updated by the information contained in this Amendment, all information set forth in the Original Filing and the notice of Annual Meeting remains unchanged and should be considered in voting your shares. This Amendment has not been updated to reflect events occurring subsequent to the filing of the Original Filing, except as stated in this Explanatory Note. This Amendment does not provide all of the information that is important to your decision in voting at the Annual Meeting. Additional information is contained in the Original Filing. This Amendment should be read in conjunction with the Original Filing.

HOW TO VOTE (OR CHANGE A VOTE PREVIOUSLY CAST):

Stockholders who have not yet voted (or wish to change their vote if they already voted) may still do so, by following the instructions set forth in the Original Filing.

The Company continues to recommend that its stockholders vote “FOR” all of the proposals described in the Original Filing, as amended by this Amendment.

Stockholders who previously voted “FOR” Proposal No. 3 by proxy do not need to submit a new proxy; the proxy already submitted will continue to be voted in favor of Proposal No. 3. Similarly, stockholders who previously voted “AGAINST” the Plan do not need to submit a new proxy; their previous vote will be counted as it was submitted. If any stockholder votes a second time, the second vote revokes the previously submitted proxy. In any event, the latest vote validly cast by the stockholder will be the only vote that is counted. It does not matter that the original proxy referred to an increase of 4.0 million shares available for awards granted under the Plan rather than the amended increased amount of only 2.0 million shares. Any proxy submitted will be considered a vote on the amended Proposal No. 3, reflecting an increase of only 2.0 million shares.

Avantair, Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Avantair, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on January 18, 2011.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone:
Call 1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this **X**

1. Nominees for the Board of Directors: **For all Nominees** ☐ **Withhold All** ☐ **For All Except** ☐

1. Robert J. Lepofsky
2. Steven Santo
3. A. Clinton Allen
4. Stephanie A. Cuskley
5. Richard B. DeWolfe
6. Arthur H. Goldberg
7. Barry J. Gordon
8. Lorne Weil

When you mark "For All Except," write the nominee's number on the line below:

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2. Ratification of J.H. Cohn, LLP as our Independent Auditors:

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

4. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to authorize the Board of Directors, at its discretion to, until the next Annual Meeting of Stockholders, (a) effect a reverse stock split of the Company's common stock at a reverse split ratio of between 1-for-2 and 1-for-5, which ratio will be selected at the discretion of the Board of Directors, and (b) decrease the number of authorized shares of the Company's common stock on a basis proportional to the reverse split ratio approved by the Board of Directors.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ANY CHANGE AND NOTE BELOW ☐

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COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________________ **Signature** ____________________ **Date** __________

Please sign exactly as name appears hereon. Joint owners each should sign. Executors, administrators, trusts, trustees, guardians, or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.